BL&G
                                                   Brenner, Leavitt & Gray
                                                   An Accountancy Corporation

                                               21220 Erwin Street
                                 Woodland Hills, California 91367

                               (818) 887-9912*Fax (818) 887-9363

                                                  160 N. Broadway
                                                 Blythe, CA 92235

                                               Bus (619) 922-5666
                                               Fax (619) 922-4901



We hereby consent to the inclusion of our Auditor's Report for the fiscal year ended September 30, 1995 and 1994 for Ministry Partners Investment Corporation in this Registration Statement on Form SB-2 and to the reference to our Firm under the caption "Experts" in the Prospectus which is a part of such Registration Statement.

/s/ Brenner, Leavitt & Gray

BRENNER, LEAVITT & GRAY
Woodland Hills, California
February 21, 1997











                  Certified Public Accountants

                           EXHIBIT 23.2